Exhibit 10(f)(ii)
AMENDMENT NUMBER ONE
TO THE
HARRIS CORPORATION RETIREMENT PLAN
     WHEREAS, Harris Corporation, a Delaware corporation (the “Corporation”), heretofore has adopted and maintains the Harris Corporation Retirement Plan, as amended and restated effective July 1, 2007 (the “Plan”);
     WHEREAS, pursuant to Section 17.1 of the Plan, the Management Development and Compensation Committee of the Corporation’s Board of Directors (the “Compensation Committee”) has the authority to amend the Plan;
     WHEREAS, pursuant to Section 13.3 of the Plan, the Compensation Committee has delegated to the Employee Benefits Committee of the Corporation (the “Employee Benefits Committee”) the authority to adopt non-material amendments to the Plan; and
     WHEREAS, the Employee Benefits Committee desires to amend the Plan to clarify the definition of “Wage Determination HES Employee” set forth therein.
     NOW, THEREFORE, BE IT RESOLVED, that the definition of “Wage Determination HES Employee” in Article 2 of the Plan hereby is amended in its entirety to read as follows, effective as of August 1, 2007:
Wage Determination HES Employee. An Eligible Employee performing services for the Harris Enterprise Services business unit of Harris Technical Services Corporation who is (i) covered by a wage determination contract or (ii) assigned to the USPS-6 Postal Contract.
     APPROVED by the HARRIS CORPORATION EMPLOYEE BENEFITS COMMITTEE on this 24th day of July, 2007.

/s/ John D. Gronda
Secretary